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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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         Date of Report (Date of earliest event reported): May 30, 2007
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                                  Conn's, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                     000-50421                  06-1672840
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


          3295 College Street
            Beaumont, Texas                                          77701
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (409) 832-1696
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                                 ---------------

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Effective June 1, 2007, we made certain changes to our executive management and compensation for them.

     We entered into amended and restated agreements with Thomas J. Frank, Sr., our Chairman of the Board and Chief Executive Officer and Mr. William C. Nylin, Jr., our Executive Vice Chairman of the Board. The initial term of Mr. Thomas Frank's employment agreement continues until January 31, 2011. Under the employment agreement, Mr. Frank is to continue to serve as our Chairman of the Board and our Chief Executive Officer for such time during the term of the employment agreement as Mr. Frank and our board of directors may agree. Mr. Frank will continue to serve as our Chairman of the Board for the remainder of the term of his employment agreement. Mr. Frank's annual base salary will be $360,000, and he will continue to be eligible for a bonus and benefits and perquisites. In addition, after Mr. Frank's employment terminates, he and his wife will be able to participate in our major health insurance plan by paying the unsubsidized premium for such insurance. Mr. Frank's employment agreement is attached as an Exhibit.

     In connection with entering into the amended and restated employment agreement, Mr. Nylin stepped down as our Chief Operating Officer but continues as our Executive Vice Chairman of the Board. The initial term of Mr. Nylin's employment agreement continues until January 31, 2010. Under his employment agreement, Mr. Nylin is to serve as Executive Vice Chairman. Mr. Nylin's annual base salary will be $180,000, and he will continue to be eligible for a bonus and benefits and perquisites. Mr. Nylin's employment agreement is attached as an Exhibit.


     Timothy L. Frank, 39, our President, was promoted to be our President and Chief Operating Officer.

     Timothy L. Frank was previously elected President of our Company by our board of directors on March 28, 2006, effective April 1, 2006. Tim Frank has served as our Senior Vice President - Retail from May, 2005. He joined us in September 1995 and has served in various roles throughout our Company, including Director of Advertising, Director of Credit, Director of Legal Collections, Director of Direct Marketing, and as Vice President of Special Projects. Prior to joining our Company, Tim Frank served in various marketing positions with a nationally known marketing consulting company. He holds a B.S. in Liberal Arts from Texas A&M University and an M.B.A. in Marketing from the University of North Texas, and has completed a post-graduate program at Harvard University. Tim Frank is the son of Thomas J. Frank, Sr., our Chairman and Chief Executive Officer.

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     In  connection  with the  promotion,  Tim  Frank's  annual  base salary was increased to $240,000, and he is eligible for a larger bonus as a result of the new responsibilities. The other terms of Mr. Frank's employment are consistent with those he had prior to the promotion and as described in our latest proxy statement.

     Additionally, David W. Trahan, one of our named executive officers, was promoted to Executive Vice President of Retail, and his annual base salary was increased to $240,000, and he is eligible for a larger bonus as a result of the new responsibilities. The other terms of Mr. Trahan's employment are consistent with those he had prior to the promotion and as described in our latest proxy statement.

     Further, with respect to our previously announced executive's bonus plan, at our board of director meeting held May 30, 2007, our board of directors clarified that in determining our executive's bonuses for fiscal year 2008, bonuses will be determined by using our accounting policies in effect at January 31, 2007.

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Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits

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 Exhibit
  Number  Exhibit Title
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   10.1   Executive Employment Agreement with Thomas J. Frank, Sr.
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   10.2   Executive Employment Agreement with William C. Nylin, Jr.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CONN'S, INC.


Date: June 5, 2007                                   By: /s/ David L. Rogers
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                                                         David L. Rogers
                                                         Chief Financial Officer